EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 11, 2012, relating to the consolidated financial statements of Synthetic Biologics, Inc. appearing in the Company’s Annual Report on Form 10-K/A for the years ended December 31, 2011 and 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Berman & Company, P.A.

Certified Public Accountants

Boca Raton, Florida

April 29, 2013